                                                                    EXHIBIT 2.02

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of June 20, 1998 (the "Effective Date") by and among NETSELECT, INC., a Delaware corporation ("NetSelect"), NATIONAL NEW HOMES CO, INC., a Delaware corporation and a wholly-owned subsidiary of NetSelect ("NNH"), MULTISEARCH SOLUTIONS, INC., a Texas corporation, and FRED WHITE, an individual, and R. FRED WHITE III (TREY), an individual (collectively, the "Shareholders").

RECITALS

     A. Subject to and in accordance with the terms of this Agreement, and pursuant to the terms of the Merger Agreement (as defined below), the respective Board of Directors of NetSelect, NNH and MSS and NetSelect, as the sole stockholder of NNH, have approved the merger of MSS with and into NNH (the "Merger") whereby all of the outstanding shares of capital stock of MSS will be converted into shares of NetSelect Preferred Stock (as defined below).

     B. For federal income tax purposes, it is intended that the transaction qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

     "California Law" means the California Corporations Code of 1968, as amended.

     "Delaware Law" means the Delaware General Corporations Law, as amended.

     "Encumbrances" means any lien, security interest, claim, charge, encumbrance or other restriction.

     "Material Adverse Effect" means any event, change or effect that is (or will with the passage of time be) materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the MSS, NetSelect or NNH, as applicable in context.

     "MSS" means MultiSearch Solutions, Inc., a Texas corporation, and all of its 50% or more owned subsidiaries, taken together (unless the context otherwise requires, in which case MSS shall refer only to MultiSearch Solutions, Inc.).

     "MSS Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which MSS is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

     "MSS Certificates" means the share certificates representing all the Shareholders' shares of MSS Stock.

     "MSS Stock" means all shares of MSS capital stock, $1.00 par value per share, or securities convertible or exercisable into shares of such capital stock, owned directly or indirectly by the Shareholders comprising the authorized capital of MSS, as constituted immediately prior to the Closing.

     "NNH Common Stock" means the Common Stock, $0.001 par value per share, of NNH.

     "NetSelect Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which NetSelect is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

     "NetSelect Preferred Stock" means the Series E Preferred Stock, $0.001 par value per share, of NetSelect.

     "Newhouse" means Newhouse Publishing, Inc., a Texas corporation and which, immediately prior to Closing, will be a wholly owned subsidiary of MSS.

     "Note" means the promissory note of NetSelect to the Shareholders in substantially the form of Exhibit 2.3.1 attached hereto, evidencing NetSelect's
                                  -----
promise to pay the Shareholders $3,589,000 pursuant to the terms set forth therein, as part of the purchase price for the MSS Stock.

     "Shareholder Ancillary Agreements" means, collectively, the Stock Power, a Form W-8 and each other agreement, certificate or document (other than this Agreement) to which the Shareholders is to enter into as a party thereto, or is to otherwise execute and deliver pursuant to or in connection with this Agreement.

     "Stockholders Agreement" means, the NetSelect, Inc. Stockholders Agreement dated as of November 26, 1996, as amended as of September 29, 1997 and December 31, 1997, by and among NetSelect and certain Stockholders of NetSelect.

     "Texas Law" means the Texas Business Corporation Act, as amended

     "1933 Act" means the Securities Act of 1933, as amended.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

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

2.   PLAN OF REORGANIZATION

     2.1  The Merger.  Subject to the terms and conditions of this Agreement and
          ----------
the Agreement of Merger, MSS shall be merged with and into NNH in accordance with the applicable provisions of the laws of the States of Delaware and Texas and with the terms and conditions of this Agreement and the Agreement of Merger, so that:

          (a) At the Effective Time (as defined below), MSS shall be merged with and into NNH. As a result of the Merger, the separate corporate existence of MSS shall cease and NNH shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of MSS in accordance with the laws of Delaware.

          (b) The Certificate of Incorporation and Bylaws of NNH in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of Surviving Corporation after the Effective Time unless and until further amended as provided by law.

          (c) The directors and officers of the Surviving Corporation after the Effective Time shall be as set forth in the Agreement of Merger. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

     2.2  Conversion of Shares.  By virtue of the Merger and at the Effective
          --------------------
Time, and without further action on the part of any holder of MSS Stock, all of the issued and outstanding shares of MSS capital stock shall be converted into an aggregate of 315,250 shares of fully paid and nonassessable NetSelect Preferred Stock (the shares of NetSelect Preferred Stock issued pursuant hereto shall also be referred to as the "Merger Shares") in the ratios set forth in Schedule A. The number of shares of NetSelect Preferred Stock actually issued
----------
in the Merger will be modified proportionately for any stock splits, stock dividends, recapitalizations and the like (each event, a "Capital Change"). No fractional shares of NetSelect Preferred Stock will be issued in connection with the Merger

     2.3  Non-Stock Consideration. Subject to the terms and conditions of this
          ------------------------
Agreement, at the Closing:

          (a) NetSelect shall pay the Shareholders the aggregate sum of Six Hundred Seventy Three Thousand One Hundred Thirty Six Dollars ($673,136); and

          (b) NetSelect shall execute and deliver the Note in the form of
Exhibit 2.3.1. The Note shall be secured by one hundred percent (100%) of the
-------------
outstanding capital shares of NNH, certain assets and capital stock of MSS pursuant to a Security Agreement with the Shareholders in the form of Exhibit
                                                                      -------
2.3.2.
-----

          (c) the cash payable and Note issuable pursuant to Sections 2.4(a) and
(b) above shall be issued to the Shareholders in the ratios set forth on Schedule A.
----------

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

     2.4  The Closing.  Subject to termination of this Agreement as provided in
          -----------
Section 10 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section 8 and Section 9 hereof on or before fourteen (14) days from the Effective Date (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

     2.5  Effective Time.  Simultaneously with the Closing, the Agreement of
          --------------
Merger shall be filed in the office of the Secretary of State of the States of Delaware and Texas. The Merger shall become effective immediately upon the filing of the Agreement of Merger with such office. The date and time of the effectiveness of the Merger under the laws of Delaware and Texas is referred to herein as the "Effective Time."

     2.6  Tax Free Reorganization.  The parties intend to adopt this Agreement
          -----------------------
as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, except as may be required by law. The NetSelect Preferred Stock issued in the Merger will be issued solely in exchange for the MSS Stock and the consideration described in Section 2.4 hereof, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the MSS Stock. Except for the consideration described in Section 2.4 hereof, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is intended to be paid by NetSelect for the MSS Stock in the Merger. In addition, NetSelect represents now, and as of the Closing Date, that it presently intends to continue MSS' historic business or use a significant portion of MSS' business assets in a business.

     2.7  Exemption from Registration.  The parties hereto expect that the
          ---------------------------
NetSelect Preferred Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the 1933 Act by reason of
Section 4(2) thereof, and that the NetSelect Preferred Stock hereunder will be exempt from qualification under California Law or Texas Law.

     2.8  Restricted Securities.  The NetSelect Preferred Stock will bear
          ---------------------
customary legends imposing certain restrictions on transferability by federal and state securities laws, a true and correct copy of which is attached hereto as Exhibit 2.8.

3.   REPRESENTATIONS AND WARRANTIES OF MSS AND THE SHAREHOLDERS

     MSS and the Shareholders hereby jointly and severally represent and warrant to NetSelect that, except as set forth in the MSS Schedule of Exceptions attached hereto as Exhibit 3 (the "MSS Schedule of Exceptions"), each of the following representations and statements in this Section 3 is true and correct. For purposes of this Agreement, phrases such as "the knowledge of MSS and the Shareholders," "to the best knowledge of MSS and the Shareholders," or similar phrases shall mean, and shall be limited to, the actual knowledge of Fred White and Trey White after having made reasonable investigation and inquiry of the

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

directors, officers or employees of MSS who could reasonably be expected to have knowledge of the matters to which the statement relates.

     3.1  Organization and Good Standing.
          ------------------------------

          (a) Each of MSS and Newhouse is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of MSS and each Subsidiary has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

          (b) Newhouse is the only direct or indirect subsidiary of MSS ("Subsidiary"). Except for Newhouse, MSS does not have any subsidiaries or any interests, direct or indirect, in any corporation, partnership, joint venture or other business entity. At the Closing Date, all issued and outstanding shares of the capital stock of Newhouse will be owned by MSS and will be validly issued, fully paid and nonassessable and are free and clear of any Encumbrances. There are no outstanding options, warrants, rights or other securities that, directly or indirectly, would entitle or enable any person or entity to ultimately purchase or otherwise acquire any shares of the capital stock of any Subsidiary.

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 MSS has the right, power, legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and all MSS Ancillary Agreements, and MSS has all requisite corporate power and authority to consummate the Merger. The execution, delivery and performance of this Agreement and each of the MSS Ancillary Agreements by MSS have been duly and validly approved and authorized by all necessary corporate action on the part of the Board of Directors and the shareholders of MSS. The Shareholders have the right, power, legal capacity and authority to enter into, execute, deliver and perform the Shareholders' obligations under all Shareholder Ancillary Agreements.

          3.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to be made or obtained by MSS or the Shareholders to enable MSS and the Shareholders to lawfully enter into, and to perform their respective obligations under, this Agreement, the MSS Ancillary Agreements, and/or the Shareholder Ancillary Agreements.

          3.2.3 Except to the extent this Agreement and the MSS Ancillary Agreements create obligations of the Shareholders and not MSS, this Agreement and the MSS Ancillary Agreements are, or when executed by MSS will be, valid and binding obligations of MSS enforceable against MSS in accordance with their respective terms. Except to the extent they create obligations of MSS and not the Shareholders, this Agreement and the Shareholder Ancillary Agreements are, or when executed by the Shareholders will be, valid and binding obligations of the Shareholders enforceable against the Shareholders in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors'

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

rights and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3  Capitalization of MSS.
          ---------------------

          3.3.1  Outstanding Stock.  The authorized capital stock of MSS
                 -----------------
consists entirely of 1,000,000 shares of common stock, $1.00 par value per share, of which a total of 409 shares are issued and outstanding, all of which are now owned and held (and all of which at the Closing will be owned and held) by the Shareholders and in the amounts as follows: Fred White 290 shares and Trey White 119 shares. No other shares of the capital stock of MSS are (or will at Closing be) authorized, issued or outstanding. No fractional shares of MSS Stock are (or will at Closing be) issued or outstanding. All issued and outstanding shares of MSS Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by MSS (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, Articles of Incorporation of MSS and other charter documents and all agreements to which MSS is a party.

          3.3.2  No Options, Warrants or Rights.  There are no options,
                 ------------------------------
warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of authorized but unissued capital stock of MSS or any securities convertible into or exchangeable for any shares of capital stock of MSS or obligating MSS to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and MSS has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of MSS from any record or beneficial holder of shares of the capital stock of MSS. No shares of MSS Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

          3.3.3  No Voting Arrangements or Registration Rights.  There are no
                 ---------------------------------------------
voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of MSS' outstanding securities. MSS is not under any obligation to register under the 1933 Act or otherwise any of its currently outstanding securities or any securities that may be subsequently issued.

     3.4  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement or any MSS Ancillary Agreement, nor the consummation of the Merger or any of the other transactions contemplated hereby, nor discussion of MSS or negotiation with NetSelect or NNH of the Merger or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the charter documents of MSS as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to MSS or its assets or properties; or
(iii) any material instrument, agreement, contract, letter of intent or commitment to which MSS is a party or by which MSS or its assets or properties are or were bound. The consummation of the Merger by MSS will not require the consent of any third party

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

other than the approval of the Shareholders, and no agreement to which MSS is a party requires that any other party thereto consent to the Merger, whether as a condition to the assignment or transfer of such agreement, or otherwise.

     3.5  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against MSS (or to the knowledge of MSS and the Shareholders, against any officer or director of MSS or, to the knowledge of MSS and the Shareholders, against any employee or agent of MSS, in their capacity as such or relating to their employment, services or relationship with MSS) before any court, administrative agency or arbitrator that, if determined adversely to MSS (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on MSS, nor, to the best of MSS' knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. To the knowledge of MSS and the Shareholders, there is no basis for any person, firm, corporation or other entity, to assert a claim against MSS or NetSelect based upon: (a) MSS' entering into this Agreement or consummating the Merger; (b) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of MSS; or (c) any rights as the Shareholders. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against MSS.

     3.6  Taxes.  Neither MSS nor Newhouse, nor their shareholders, has ever
          -----
filed any election to be taxed as an S Corporation. MSS has filed all national, state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established what it believes is an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. MSS is not delinquent in the payment of any tax or in the filing of any tax returns, and to the knowledge of MSS and the Shareholders no deficiencies for any tax are threatened, claimed, proposed or assessed. MSS has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any franchise, sales or use tax authority) regarding MSS and no tax return of MSS has ever been audited by any national, state, local or foreign taxing agency or authority. There are no tax liens against any assets of MSS. MSS is not a "personal holding company" within the meaning of Section 542 of the Code. MSS is not a "U.S. Real Property Holding Company" as defined in the Code.

     For the purposes of this Section, the terms "tax" and "taxes" include all national, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll (including any taxes or similar payments required to be withheld from payments of salary or other compensatory payments), ad valorem, payroll, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     3.7  MSS Financial Statements.
          ------------------------

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

          (a) MSS has delivered to NetSelect MSS' unaudited consolidated balance sheet basis as of December 31, 1996 and 1997, its unaudited consolidated income statement and statement of cash flows for the years then ended, and MSS' unaudited consolidated balance sheet (the "Balance Sheet Date") as of March 31, 1998 (the "Most Recent Balance Sheet") and its unaudited consolidated income statement and statement of cash flows for the three months then ended (the "MSS Financial Statements"). The MSS Financial Statements (a) are in accordance with the books and records of MSS, (b) fairly present the financial condition of MSS at the respective dates therein indicated and the results of operations for the respective periods therein specified and (c) have been prepared according to generally accepted accounting principles, applied on a consistent basis. MSS, on a consolidated basis, has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the MSS Financial Statements, except for (i) those that are not required to be reported in accordance with generally accepted accounting principles and are disclosed by MSS in writing to NetSelect and (ii) those that may have been incurred after March 31, 1998 in the ordinary course of its business, consistent with past practice, in amounts which are not material, either individually or in the aggregate.

          (b) The financial projections of MSS that MSS or the Shareholders have delivered to NetSelect or its representatives before the date of this Agreement have been prepared in good faith and represent the Shareholders' best estimate of future performance of MSS, and neither MSS nor the Shareholders are currently aware of any circumstance that could reasonably be expected to result in actual results being materially and adversely different from the results reflected in such projections.

     3.8  Title to Properties.  MSS has good and marketable title to all of its
          -------------------
assets (including but not limited to those shown on the Balance Sheet), free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which MSS is a party are fully effective and afford MSS peaceful and undisturbed possession of the real or personal property that is the subject of the lease. MSS does not own any real property. To the knowledge of MSS and the Shareholders, MSS is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which would have a Material Adverse Effect on MSS, nor has MSS received any notice of such violation with which it has not complied.

     3.9  Absence of Certain Changes.  Since the Balance Sheet Date, there has
          --------------------------
not been with respect to MSS any:

          (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of MSS, except for an increase of Fifty Thousand Dollars ($50,000.00) to a Line of Credit loan from Fred White to MSS occurring on April 26, 1998;

          (b) amendments or changes in the charter documents of MSS;

          (c) (i) incurrence, creation or assumption by MSS of any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of MSS or any material obligation or liability or any indebtedness for borrowed money in excess of Ten Thousand Dollars ($10,000); or (ii) issuance or sale of, or change with respect to the rights of, any debt or equity securities of MSS or any options or other rights to acquire from MSS, directly or indirectly, any debt or equity securities of MSS;

          (d) payment or discharge of a lien or liability in excess of Ten Thousand Dollars ($10,000) which lien or liability was not either shown on the Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date;

          (e) purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets, properties or goodwill of MSS in excess of Ten Thousand Dollars ($10,000) other than in the ordinary course of its business consistent with its past practice;

          (f) damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on MSS;

          (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of MSS, any split, combination or recapitalization of the capital stock of MSS or any direct or indirect redemption, purchase or other acquisition of the capital stock of MSS or any change in any rights, preferences, privileges or restrictions of any outstanding security of MSS;

          (h) change or increase in the compensation payable or to become payable to any of the officers, employees, consultants or agents of MSS, or any bonus or pension, insurance or other benefit payment or arrangement (including, without limitation, stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees, consultants or agents except in connection with normal salary or performance reviews, pursuant to arrangements of which NetSelect has been informed, or otherwise in the ordinary course of business consistent with the past practice of MSS, all of which are set forth on the MSS Schedule of Exceptions;

          (i) change with respect to the management, supervisory or other key personnel of MSS;

          (j) obligation or liability incurred by MSS to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers in the ordinary course of business consistent with the past practice of MSS;

          (k) making by MSS of any loan, advance or capital contribution to, or any investment in, any officer, director or record or beneficial shareholder of MSS;

          (l) entering into, amendment of, relinquishment, termination or non-renewal by MSS of any contract, lease, transaction, commitment or other right or obligation which by its terms calls for annual payments in excess of Ten Thousand Dollars ($10,000) (a "Section 3.9 Contract") other than in the ordinary course of its business consistent with its past practice or any written or oral indication or assertion by the other party thereto of problems with MSS' services or performance under Section 3.9 Contract or such other party's desire to so amend, relinquish, terminate or not renew any Section
3.9 Contracts;

          (m) material change in the manner in which MSS extends discounts or credits to customers or otherwise deals with its customers;

          (n) entering into by MSS of any transaction, contract or agreement or the conduct of business or operations other than in the ordinary course of its business consistent with its past practices;

          (o) transfer or grant of a right under any MSS IP Rights (as defined in Section 3.12 below), other than those transferred or granted in the ordinary course of MSS' business consistent with the past practice of MSS; or

          (p) agreement or arrangement made by MSS to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of MSS and the Shareholders set forth in this Agreement untrue or incorrect.

     3.10 Contracts and Commitments.  To the best of MSS' and MSS Shareholder's
          -------------------------
knowledge, Exhibit 3.10 sets forth a list of each of the following written or
           ------------
oral contracts, agreements, commitments or other instruments to which MSS is a party or to which it or any of its assets or properties is bound which calls for or requires payments or the provision of goods or services by any party in excess of Ten Thousand Dollars ($10,000) per year (each a "Material Contract") (For purposes of this Section and Section 3.9, an agreement which provides for an initial payment or obligation less than Ten Thousand Dollars ($10,000), but which provides for possible future payments or obligations, shall be deemed to be in excess of $10,000 if MSS or the Shareholders reasonably expect that the agreement will involve amounts in excess of Ten Thousand Dollars ($10,000) over the term of the agreement.):

          (a) consulting or similar agreement under which MSS provides any advice or services to a customer of MSS;

          (b) continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services which is not terminable on ninety (90) days' or less notice without cost or other liability to MSS or in which MSS has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

          (c) contract providing for the acquisition of software by MSS, for the development of software for MSS, or the license of software to MSS, which software is used or incorporated in any products currently distributed by MSS or services currently provided by MSS or is contemplated to be used or incorporated in any products to be distributed or services to be provided by MSS (other than software generally available to the public at a per copy license fee of less than One Thousand Dollars ($1,000));

          (d) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of Ten Thousand Dollars ($10,000) per annum with any other party;

          (e) contract or commitment for the employment of any officer, employee or consultant of MSS or any other type of contract or understanding with any officer, employee or consultant of MSS which is not immediately terminable by MSS without cost or other liability;

          (f) indenture, mortgage, trust deed, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with United States Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (g) lease or other agreement under which MSS is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed Ten Thousand Dollars ($10,000) per annum;

          (h) agreement or arrangement for the sale of any assets, properties, services or rights, other than in the ordinary course of business consistent with past practice;

          (i) agreement which restricts MSS from engaging in any aspect of its business or competing in any line of business in any geographic area;

          (j) MSS IP Rights Agreements (as defined in Section 3.12 below);

          (k) agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of MSS or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

          (l) contract with or commitment to any labor union; or

          (m) other agreement, contract, commitment or instrument that is material to the business of MSS or that involves a commitment by MSS in excess of Ten Thousand Dollars ($10,000).

     A copy of each Material Contract, or if such Material Contract is not in writing a written summary of the material terms thereof, which is required by this Section to be listed on Exhibit 3.10 has been delivered to NetSelect. (Where several Material Contracts that are not in writing contain material terms that do not differ in significant respects from each other, MSS may summarize once the material terms of such Material Contracts and then simply identify the various parties to such Material Contracts.) No consent or approval of any third party is required to ensure that, following the Closing, any Material Contract shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement.

     3.11 No Default. To the best knowledge of MSS and the Shareholders, MSS is
          ----------
not in breach or default of, and has not breached or been in default of, any Material Contract, and MSS is not a party to any contract, agreement or arrangement which has had, or is reasonably expected to have, a Material Adverse Effect on MSS. To the best knowledge of MSS and the Shareholders, MSS does not have any material liability for renegotiations of government contracts or subcontracts, if any.

     3.12 Intellectual Property.
          ---------------------

          3.12.1 MSS owns, or has the irrevocable right to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "MSS IP Rights"), and such rights to use, sell or license are sufficient for such conduct of its business. MSS is the legal and beneficial owner of all rights, including all copyright and worldwide distribution rights, to those certain computer software programs set forth on Exhibit 3, including all object code, source code, configurations, routines and algorithms contained therein with annotations and related documentation, together with all alterations, modifications and reconfigurations thereof in all forms of expression, including but not limited to, the source code, object code, flowcharts, block diagrams, manuals and all other documentation no matter how stored, transmitted, read or utilized and all copyrights, trade secrets, patents, inventions (whether patentable or not), proprietary rights and intellectual property rights associated therewith (collectively the "Software"). The term "MSS IP Rights" includes, without limitation, the Software.

          3.12.2 The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any MSS IP Right (the "MSS IP Rights Agreements") and will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any MSS IP Right or materially impair the right of MSS to use, sell, license, provide or otherwise commercially exploit any MSS IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on MSS). There are no royalties, honoraria, fees or other payments payable by MSS to any person by reason of the ownership, use, license, sale, exploitation or disposition of the MSS IP Rights.

          3.12.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by MSS or currently under development by MSS has violated or now violates any license or agreement between MSS and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of MSS and the Shareholders, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any MSS IP Right nor is there any basis for any such claim, nor has MSS received any notice asserting that any MSS IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion. To the knowledge of MSS and the Shareholders, no employee or agent of or consultant to MSS is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee, agent or consultant to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees or engagement of such agents and consultants does not subject MSS to any liability.

          3.12.4 MSS has taken reasonable and practicable steps, in accordance with prevailing industry standards, designed to protect, preserve and maintain the secrecy and confidentiality of all material MSS IP Rights and all MSS' proprietary rights therein; provided, however, that NetSelect acknowledges that MSS does not have any registered patents, trademarks or copyrights, and has not filed any patent, trademark or copyright registrations. All officers, employees and consultants of MSS have executed and delivered to MSS an agreement regarding the protection of such proprietary information and the assignment of inventions to MSS in the form attached hereto as Exhibit 5.12, which was provided to counsel for NetSelect. Copies of all such agreements, executed by all such persons, have been delivered to NetSelect's counsel.

          3.12.5 Exhibit 3 contains a list of all MSS IP Rights and all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by MSS to secure, perfect or protect its interest in MSS IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks, service marks and trade names (whether or not registered) and trademark, service mark and trade name applications.

          3.12.6 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade dress rights, trade names, service marks, service mark applications, copyrights, copyright applications, mask work rights, mask work registrations, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     3.13 Compliance with Laws; Franchise Matters.
          ---------------------------------------

          (a) MSS is now and at the Closing Date will be in compliance in all material respects with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to MSS or to MSS' assets, properties, and business, where failure to be in such compliance would have a Material Adverse Effect on MSS. To the knowledge of MSS and the Shareholders, MSS holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with MSS' present business, except those where failure to do so would not have a Material Adverse Effect on MSS.

          (b) To the knowledge of MSS and the Shareholders, no agreement to which MSS or any Subsidiary is a party, and no actions or omissions by MSS or any Subsidiary, (i) constitute a "franchise," "franchise agreement" or otherwise establish any franchise relationship or (ii) will subject NetSelect or NNH to any liability under any "business opportunity" or "baby FTC" statutes, each as defined under applicable state laws.

     3.14 Certain Transactions and Agreements.  To the knowledge of MSS and the
          -----------------------------------
Shareholders, (i) none of the officers or directors of MSS, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with MSS (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded), (ii) none of said officers, directors, employees or shareholders or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with MSS, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to NetSelect, and (iii) none of said officers, directors, employees or shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any MSS IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of MSS, except for the normal rights of a shareholder.

     3.15 Employees, ERISA and Other Compliance.
          -------------------------------------

          3.15.1 MSS is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. A list of all employees, officers and consultants of MSS, their title, date of hire, employer entity and current compensation is set forth on Exhibit 3, which has been delivered to NetSelect. MSS does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

          3.15.2 MSS (i) has not previously been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) does not have any current labor disputes. MSS has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on such labor relations. Neither MSS nor the Shareholders has any knowledge that any key employee of MSS intends to leave the employ of MSS.

          3.15.3  MSS does not have any "employee benefit plan," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). MSS has no pension plan which constitutes, or has since the enactment of ERISA constituted, a "multi-employer plan" as defined in Section 3(37) of ERISA. No MSS pension plans are subject to Title IV of ERISA.

          3.15.4 There exists no employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in
Section 3(3) of ERISA (if any) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by MSS and covers any employee or former employee or consultant or former consultant of MSS. Such contracts, plans and arrangements are as described in this Section 3.15.4 are hereinafter collectively referred to as the "MSS Benefit Arrangements." Each MSS Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations that are applicable to such MSS Benefit Arrangement. MSS has delivered to NetSelect and its counsel, Fenwick & West LLP, a complete and correct copy and summary description of each MSS Benefit Arrangement.

          3.15.5 There has been no amendment to, written interpretation or announcement (whether or not written) by MSS relating to, or change in employee participation or coverage under, any MSS Benefit Arrangement that would increase materially the expense of maintaining such MSS Benefit Arrangement above the level of the expense incurred in respect thereof for MSS' fiscal year ended December 31, 1997.

          3.15.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of MSS are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect MSS and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the MSS Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on MSS, or in a material adverse effect on the business, operations or financial condition of NetSelect as its successor. MSS has provided, or shall have provided prior to the Closing, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material amount payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of MSS (or their beneficiaries).

          3.15.7 No benefit payable or which may become payable by MSS pursuant to any MSS Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. MSS is not a party to any (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving MSS in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.16 Corporate Documents.  MSS has delivered to NetSelect for examination
          -------------------
all documents and information listed in the MSS Schedule of Exceptions or other Exhibits called for by this Agreement, including, without limitation, the following: (a) copies of the charter documents as currently in effect of MSS;
(b) the Minute Book containing all records of all proceedings, consents, actions, minutes, and meetings of MSS, including (but not limited to) actions of shareholders, board of directors and any committees thereof; (c) the stock ledger and journal reflecting all stock issuances and transfers of MSS; (d) all material permits, orders, and consents issued by any regulatory agency with respect to MSS, or any securities of MSS, and all applications for such permits, orders, and consents; and (e) all Material Agreements required to be disclosed pursuant to Section 3.10.

     3.17 No Brokers.  Neither MSS nor the Shareholders nor any affiliate of MSS
          ----------
is obligated for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated hereby.

     3.18 Books and Records.  The books, records and accounts of MSS (a) are in
          -----------------
all material respects true, complete and correct, (b) are stated in reasonable detail and in all material respects fairly reflect the transactions and dispositions of the assets of MSS, and (c) fairly reflect the basis for the MSS Financial Statements.

     3.19 Insurance.  Exhibit 3 hereto lists all insurance maintained by MSS,
          ---------
including, without limitation, fire and casualty, general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance.

     3.20 Environmental Matters.
          ---------------------

          3.20.1 During the period that MSS has leased or owned its respective properties or owned or operated any facilities, to the best knowledge of MSS and the Shareholders, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities that resulted from any act or omission of MSS or any of its employees, agents or invitees. MSS has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to MSS having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar federal, state or local law; or (c) regulations promulgated under any of the above laws or statutes.

          3.20.2 To the best knowledge of MSS and the Shareholders, none of the properties or facilities of MSS is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that MSS has owned or leased its properties and facilities, neither MSS nor, to the best knowledge of MSS and the Shareholders, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, other than MSS' lawful use of standard office supplies customarily used in office environments that contain legally permitted amounts of Hazardous Materials that would have no Material Adverse Effect.

          3.20.3 During the time that MSS has owned or leased its properties and facilities, there has been no litigation brought or threatened against MSS, or, to the best knowledge of MSS and the Shareholders, against any lessor or owner of real property leased by MSS, or any settlement reached by MSS or the Shareholders with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3.21 Tax Advice.  Shareholders have been advised by their own advisers
          ----------
concerning the tax treatment of the Merger and the other transactions contemplated by this Agreement, and is not relying on NetSelect or any of its agents for any advice concerning such tax consequences.

     3.22 Contracts Assignable.  Upon the Effective Date, all instruments,
          --------------------
agreements, contracts, letter of intent or commitments to which MSS is a party or by which MSS or its assets or properties are bound shall be assigned to NNH without any action on the part of any party hereto.

     3.23 Tax Free Reorganization.
          -----------------------

          (a) Neither MSS nor, to its knowledge, any MSS shareholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (b) Immediately following the Merger, NNH will hold at least 90% of the fair market value of MSS' net assets and at least seventy percent (70%) of the fair market value of MSS' gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by MSS to pay merger expenses and all redemptions and distributions (except for regular, normal dividends) made by MSS will be included as assets of MSS immediately prior to the Merger.

          (c) MSS is not an investment company as defined in Section 368(a) of the Code.

     3.24 Shareholders Investment Representations.  Each Shareholder understands
          ---------------------------------------
that the Merger Shares have not been registered under the 1933 Act, and that they are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon the representations of the Shareholders contained herein. Each Shareholder hereby, severally and not jointly, represents and warrants to and agrees with the Company as follows:

          (a) The Merger Shares are being acquired for such Shareholder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act, Texas Law or California Law or the securities laws of any other state applicable to such Shareholder. If such Shareholder is an entity, such Shareholder represents that it was not formed for the purpose of acquiring the Merger Shares.

          (b) Such Shareholder understands that the Merger Shares have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act, that the Company has no present intention of registering the Merger Shares, that the Merger Shares must be held by such Shareholder indefinitely, and that such Shareholder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration. Such Shareholder further understands that the Merger Shares have not been qualified under the Texas Law or California Law by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of such Shareholder's investment intent expressed above.

          (c) During the negotiation of the transactions contemplated herein, such Shareholder and its representatives have been afforded access as requested by such Shareholder and its representatives to corporate books, records, contracts, documents and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested in order to evaluate the merits and risks of the prospective investments contemplated herein.

          (d) Such Shareholder and such Shareholder's representatives have been solely responsible for such Shareholder's own "due diligence" investigation of the Company and the Company's management and business, for such Shareholder's own analysis of the merits and risks of this investment, and for such Shareholder's own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, such Shareholder has acted solely in such Shareholder's own interest, and neither such Shareholder (nor any of such Shareholder's agents or employees) has acted as an agent of the Company. Such Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the purchase of the Merger Shares pursuant to the terms of the Agreement and of protecting such Shareholder's interests in connection therewith.

          (e) Such Shareholder is able to bear the economic risk of the purchase of the Merger Shares pursuant to the terms of the Agreement, including a complete loss of such Shareholder's investment in the Merger Shares.

          (f) Such Shareholder knows of no public solicitations or advertisements made by any Shareholder or prospective purchaser in connection with the offer and sale of the Merger Shares.

          (g) Such Shareholder has not retained any person to act on its behalf, nor has any person contended that such person was so retained, to assist the Company as its broker or finder in connection with the transactions contemplated by the Agreement.

     3.25 Ability to Conduct Business.  To the knowledge of MSS and the
          ---------------------------
Shareholders, there are currently no restrictions, contractual or otherwise, that would impair the ability of NetSelect or any of its subsidiaries other than NNH from providing Internet services to consumers for new homes in any jurisdiction in the United States as was provided by MSS in the state of Texas prior to the Effective Date.

     3.26 Disclosure.  To the best knowledge of MSS and the Shareholders,
          ----------
neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by MSS and/or the Shareholders to NetSelect under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF NETSELECT AND NNH

     NetSelect and NNH each represent and warrant, that each of the following representations and statements in this Section 4 is true and correct. For purposes of this Agreement, phrases such as "the knowledge of NetSelect or NNH," "to the best knowledge of NetSelect or NNH" or similar phrases shall mean, and shall be limited to, the actual knowledge of the Chief Executive Officers of NetSelect after having made reasonable investigation and inquiry of the respective directors, officers or employees of NetSelect who could reasonably be expected to have knowledge of the matters to which the statement relates.

     4.1  Organization and Good Standing.  NetSelect and NNH are corporations
          ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1 Upon obtaining the approval of its stockholders in accordance with sections 9.15 and 9.16 hereof, each of NetSelect and NNH has the right, power, legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and the NetSelect Ancillary Agreements, and will have all requisite corporate power and authority to consummate the Merger. The execution, delivery and performance of this Agreement and the NetSelect Ancillary Agreements by NetSelect and NNH have been duly and validly approved and authorized by all necessary corporate action on the part of the Board of Directors and shareholders of NetSelect and NNH.

          4.2.2 Except for obtaining the approval of its stockholders in accordance with Sections 9.15 and 9.16 hereof, no filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable NetSelect or NNH to lawfully enter into, and to perform its obligations under, this Agreement and the NetSelect Ancillary Agreements except for such filings as may be required to comply with applicable securities laws in connection with the Merger itself.

          4.2.3 This Agreement and the NetSelect Ancillary Agreements are, or when executed by NetSelect and NNH will be, valid and binding obligations of NetSelect and NNH, respectively, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3  Capital Structure.
          -----------------

          4.3.1  Stock.
                 -----

          (a) The authorized capital stock of NetSelect consists of 35,000,000 shares of Class A Common Stock, $0.001 par value per share, 10,000,000 shares of Class B Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 1,647,059 shares have been designated as Series A Convertible Preferred Stock, 352,941 shares have been designated as Series B Convertible Preferred Stock, 700,000 shares have been designated as Series C Convertible Preferred Stock, and 681,201 shares have been designated as Series D Convertible Preferred Stock. On the Effective Date, 265,852 shares of Class A Common Stock were issued and outstanding, 116,470 shares of Class B Common Stock were issued and outstanding, and 3,370,665 shares of NetSelect's Preferred Stock were issued and outstanding. All outstanding shares of NetSelect's Preferred Stock and NetSelect's Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. NetSelect has provided to the Shareholders, and their counsel, copies of (i) NetSelect's Certificate of Incorporation, as amended to date, (ii) Bylaws, as amended to date, and (iii) a true and correct list of the shareholders of NetSelect and the number of shares of Common Stock and Preferred Stock held by each such person.

          (b) The authorized capital stock of NNH consists of 1,000 shares of Common Stock, $0.001 par value per share. On the Effective Date, 100 shares of Common Stock were issued and outstanding, all of which are owned by NetSelect. All outstanding shares of NNH Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. NNH has provided to the Shareholders, and their counsel, copies of (i) NNH's Certificate of Incorporation and (ii) bylaws.

          4.3.2  Options.  Options to purchase a total of 893,588 shares are
                 -------
outstanding, including options granted pursuant to the NetSelect 1996 Stock Option Plan, (the "NetSelect Option Plan").

          4.3.3  No Other Commitments.  Except for (i) the NetSelect stock
                 --------------------
options (whether granted or ungranted) described in Section 4.3.2 above, (ii) the conversion privileges of the NetSelect Preferred Stock, and (iii) the right of first offer provided for in the NetSelect, Inc. Stockholder's Agreement, dated as of November 26, 1996, as amended, as of the Effective Date, there are no options, warrants, convertible or other securities, calls, commitments, conversion privileges or preemptive or other rights or agreements of any character to which NetSelect is a party or by which NetSelect is bound obligating NetSelect to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of NetSelect or securities convertible into or exchangeable for shares of capital stock of NetSelect, or obligating NetSelect to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

     4.4  No Violation of  Existing Agreements.  Neither the execution and
          ------------------------------------
delivery of this Agreement or any NetSelect Ancillary Agreement, nor the consummation of the Merger or any of the other transactions contemplated hereby, nor NetSelect's discussion or negotiation with MSS of the Merger or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the charter documents of NetSelect or NNH as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to NetSelect or NNH or either such company's assets or properties; or (iii) any material instrument, agreement, contract, letter of intent or commitment to which NetSelect or NNH is a party or by which NetSelect, NNH or either such company's assets or properties are or were bound. The consummation of the Merger by NetSelect and NNH will not require the consent of any third party pursuant to the terms of any agreement to which NetSelect or NNH is a party or by which NetSelect, NNH or either such company's assets or properties are bound.

     4.5  Validity of Shares.  The shares of NetSelect Preferred Stock to be
          ------------------
issued pursuant to the Merger and the shares of NetSelect's Common Stock to be issued upon the conversion of the NetSelect Preferred Stock in accordance with NetSelect's Certificate of Incorporation, as amended through such date, shall, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by any person other than the Shareholders, and (b) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable federal securities laws, including Rule 144 promulgated under the 1933 Act and except for restrictions contemplated by this Agreement.

     4.6  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against NetSelect or NNH (or to the knowledge of NetSelect or NNH, against any of their respective officers, directors or employees or agents, in their capacity as such or relating to their employment, services or relationship with NetSelect or National) before any court, administrative agency or arbitrator that, if determined adversely to NetSelect or NNH (or any such respective officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on NetSelect or NNH, nor, to NetSelect's or NNH's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. To NetSelect's and NNH's knowledge, there is no basis for any person, firm, corporation or other entity, to assert a claim against NetSelect or NNH based upon: (a) NetSelect and NNH entering into this Agreement or consummating the Merger; or (b) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any material amount of shares of the stock of NetSelect (except pursuant to agreements between such persons and NetSelect or pursuant to the rights of outstanding Preferred Stock of NetSelect). There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against NetSelect.

     4.7  No Default.  To the knowledge of NetSelect and NNH, neither NetSelect
          ----------
nor NNH is in breach or default of any agreement to which NetSelect is a party, which breach or default is reasonably likely to have a Material Adverse Effect on NetSelect or NNH.

     4.8  Absence of Certain Changes.  Since March 31, 1998, there has not been
          --------------------------
with respect to NetSelect any:

          (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of NetSelect or NNH;

          (b) damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on NetSelect or NNH;

          (c) transfer of a material intellectual property right of NetSelect, other than those (if any) transferred in the ordinary course of NetSelect's and NNH's business consistent with NetSelect's and NNH's respective past practice;

          (d) amendments or changes in the certificate of incorporation of NetSelect or NNH, each as amended (including any certificates of designation); or

          (e) agreement or arrangement made by NetSelect or NNH to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of NetSelect or NNH set forth in this Agreement untrue or incorrect in any material respect.

     4.9  Compliance with Laws.  To the knowledge of NetSelect and NNH,
          --------------------
NetSelect and NNH each are now and at the Closing Date will be in compliance in all material respects with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to their respective assets, properties, and business, where failure to be in such compliance would have a Material Adverse Effect on NetSelect or NNH. To the knowledge of NetSelect and NNH, NetSelect and NNH hold all permits, licenses and approvals from and have made all filings for third parties, including government agencies and authorities, that are necessary in connection with NetSelect's and NNH's present business, except where a failure to have such permits, licenses or approvals or failure to make such filings would not have a Material Adverse Effect on NetSelect and NNH.

     4.10  Disclosure. To the knowledge of NetSelect and NNH, neither this
           ----------
Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by NetSelect or NNH to MSS or the Shareholders under this Agreement, taken together, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which such statements were made, not misleading.

     4.11  NetSelect Financial Information.  The NetSelect Financial Information
           -------------------------------
is unaudited and has not otherwise been reviewed by any independent accountant. The NetSelect Financial Information has been prepared in good faith. However, NetSelect does not represent or warrant that the NetSelect Financial Information has been prepared in accordance with generally accepted accounting principles or that the NetSelect Financial Information is accurate in all material respects; and application of generally accepted accounting principles, or further review of such NetSelect Financial Information and NetSelect's financial records by NetSelect or an independent accountant, may result in differences (some of which could be material) in the information presented in the NetSelect Financial Information. The line item entitled "Cash and Cash Equivalents" in the balance sheet information as of March 31, 1998, accurately sets forth in all material respects NetSelect's cash and cash equivalents as of that date. In a transaction completed in January 1998, NetSelect sold shares of Series D Preferred Stock at a per share price of $14.57 per share, and received gross proceeds of $10,000,000.

     4.12  Stockholder Agreements.  Other than compensatory plans, arrangements
           ----------------------
or agreements, those agreements referenced in connection with the organization and formation of NetSelect and NNH, those agreements referenced in the closing documents relating to NetSelect's Preferred Stock financings, and those agreements made available by NetSelect for review by the Shareholders before the Closing Date, there are no agreements between NetSelect and holders of NetSelect Preferred Stock ("Holders") that grant such Holders materially superior rights or preferences by virtue of their ownership of shares of NetSelect Preferred Stock, than the rights and preferences of holders of NetSelect Preferred Stock generally or that provide materially superior economic rights or relationships among NetSelect and such holders.

     4.13  Tax Free Reorganization.
           -----------------------

          (a) Neither NetSelect nor, to its knowledge, any NetSelect stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (b) NetSelect is not an investment company as defined in Section 368(a) of the Code.

5.   COVENANTS OF MSS AND THE SHAREHOLDERS

     During the period from the Effective Date until the earlier to occur of (i) the Closing, or (ii) the termination of this Agreement in accordance with
Section 10, MSS and the Shareholders hereby jointly and severally covenant and agree with NetSelect as follows:

     5.1  Advice of Changes.  MSS or the Shareholders, as the case may be, will
          -----------------
use all reasonable efforts to promptly advise NetSelect in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of MSS and the Shareholders contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in MSS' assets, business, results of operations, financial condition or prospects. MSS shall deliver to NetSelect within thirty (30) days after the end of each calendar month ending after the Effective Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business consistent with the past practice of MSS (according to generally accepted accounting principles applied on a consistent basis, except for the absence of footnotes and subject to normal year-end adjustments, none of which are expected to be material in amount), in accordance with MSS' books and records and shall fairly present the financial position of MSS as of their respective dates and the results of MSS' operations for the periods then ended.

     5.2  Maintenance of Business.  MSS will uses its best efforts to carry on
          -----------------------
and preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If MSS becomes aware of a material deterioration in the relationship with any customer, supplier, key employee, consultant or business partner (including, without limitation, the Shareholders), it will promptly bring such information to the attention of NetSelect in writing and, if requested by NetSelect, will exert its best efforts to restore the relationship.

     5.3  Conduct of Business.  MSS will continue to conduct its business and
          -------------------
maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of NetSelect (which consent shall not be unreasonably withheld):

          (a) borrow or lend any money in excess of Ten Thousand Dollars ($10,000), other than advances to employees for travel and expenses that are incurred in the ordinary course of MSS' business consistent with the past practice of MSS;

          (b) accelerate the payment of account receivables or delay the payment of account payables other than in the ordinary course of business with persons or entities, and in amounts, consistent with prior practice;

          (c) purchase or sell shares or other equity interests in any corporation or other business or enter into any transaction or agreement not in the ordinary course of MSS' business consistent with the past practice of MSS;

          (d) encumber, or permit to be encumbered, its assets with debt in excess of Ten Thousand Dollars ($10,000);

          (e) sell, transfer or dispose of any of its assets except in immaterial amounts and in the ordinary course of MSS' business consistent with the past practice of MSS;

          (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible for an amount in excess of Ten Thousand Dollars ($10,000);

          (g) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed five percent (5%) of such officer's, employee's or consultant's base annual compensation, except pursuant to existing arrangements previously disclosed to and approved in writing by NetSelect) or enter into any new employment or consulting agreement with any such person;

          (h) change any of its accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of any of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to the Shareholders or make any other cash payment to the Shareholders that is unusual, extraordinary, or not made in the ordinary course of MSS' business consistent with the past practice of MSS;

          (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of MSS' business, consistent with the past practice of MSS, and which are not material in amount or effect;

          (k) guarantee or act as a surety for any obligation of any third party;

          (l) waive or release any material right or claim except in the ordinary course of business, consistent with past practice, or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to NetSelect for its review prior to filing;

          (m) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

          (n) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (o) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

          (p)  amend its charter documents;

          (q) license any of its technology or Intellectual Property Rights except in the ordinary course of business consistent with past practice;

          (r) change any insurance coverage or issue any certificates of insurance;

          (s) purchase or otherwise acquire, or sell or otherwise dispose of (i) any shares of NetSelect Preferred Stock or other NetSelect securities or (ii) any securities whose value is derived from or determined with reference to, in whole or in part, the value of NetSelect stock or other NetSelect securities;

          (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals.  MSS and the Shareholders will promptly execute
          --------------------
and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which NetSelect may reasonably request, in connection with the consummation by MSS and the Shareholders of the transactions contemplated by this Agreement. MSS, its officers, directors and employees and the Shareholders will use their respective best efforts to promptly obtain, and to cooperate with NetSelect to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents.  MSS, its officers, directors and employees and
          ------------------
the Shareholders will use their respective best efforts to promptly obtain such written consents and take such other actions as may be reasonably necessary or appropriate in addition to those set forth in Section 5.4 to allow the consummation of the transactions contemplated hereby and to allow NetSelect to carry on MSS' business after the Closing.

     5.6  Litigation.  MSS will notify NetSelect in writing promptly after
          ----------
learning of any action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it or any of its directors, officers, employees or consultant in their capacity as such.

     5.7  No Other Negotiations.  From the Effective Date until the earlier of
          ---------------------
the termination of this Agreement in accordance with Section 10 or the consummation of the Merger, MSS, its officers, directors and employees and the Shareholders will not, and will not authorize, encourage or permit, any officer, director, employee or affiliate of MSS, or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than NetSelect), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the business, assets or capital stock of MSS by merger, consolidation, reorganization, sale of assets, sale of stock, exchange, tender offer or any other form of business combination ("Alternative Transaction").
MSS will promptly notify NetSelect orally and in writing of any such inquiries or proposals. In addition, neither MSS, nor the Shareholders, shall execute, enter into or become bound by (a) any letter of intent or agreement or commitment between MSS and/or the Shareholders, on the one hand, and any third party, on the other hand, that is related to an Alternative Transaction or (b) any agreement or commitment between MSS and/or the Shareholders, on the one hand, and a third party, on the other hand, providing for an Alternative Transaction.

     5.8  Access to Information.  Until the Closing, MSS will allow NetSelect
          ---------------------
and its agents reasonable access to the files, books, records and offices of MSS, including, without limitation, any and all information relating to MSS' taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, subject to the terms of the Mutual Nondisclosure Agreement between MSS and NetSelect dated as of August 20, 1997 (the "Confidentiality Agreement"). MSS will cause its accountants to reasonably cooperate with NetSelect and its agents in making available all financial and tax information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants.

     5.9  Satisfaction of Conditions Precedent.  MSS, and its directors and
          ------------------------------------
officers and the Shareholders will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in
Section 9, and MSS, its directors and officers, and the Shareholders will use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on MSS' part in order to effect the transactions contemplated hereby.

     5.10  Securities Laws.  MSS and the Shareholders shall each use all
           ---------------
reasonable efforts to assist NetSelect to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

     5.11  Termination of Registration and Voting Rights.  All registration
           ---------------------------------------------
rights agreements and voting agreements applicable to or affecting any outstanding shares or other securities of MSS (if any) shall be duly terminated and canceled by no later than the Closing.

     5.12  Invention Assignment and Confidentiality Agreements.  MSS and the
           ---------------------------------------------------
Shareholders shall use their respective best efforts to obtain, before the Closing, from each officer, employee, agent and consultant providing significant services to MSS who has had access to any proprietary software, technology or copyrightable, patentable or other proprietary works or intellectual property owned or developed by MSS or other Intellectual Property Rights, or to any other confidential or proprietary information of MSS or its clients, an invention assignment and confidentiality agreement in substantially the form of the agreement attached hereto as Exhibit 5.12, duly executed by such officer,
                             ------------
employee, agent or consultant (unless, with respect to consultants, the written agreement between MSS and the consultant provides for retention by the consultant of intellectual property rights relating to inventions developed by consultant) and delivered to MSS (with MSS as a beneficiary of such agreement).

     5.13  Closing of Merger.  MSS and the Shareholders shall not refuse to
           -----------------
effect the Merger if, on or before the Closing Date, all of the conditions precedent to their obligations to effect the Merger under Section 8 hereof have been satisfied, or in their sole discretion, waived by them.

     5.14  Insurance. MSS shall, if requested by NetSelect, cause the
           ---------
cancellation of any outstanding life insurance policies on the life of the Shareholders; provided, however, that MSS may, before or after the Closing, with the consent of NetSelect transfer to the Shareholders one or more life insurance policies with the Shareholders as the beneficiary. After the Closing, the Shareholders shall cooperate with NetSelect and MSS if NetSelect desires, at its expense, to acquire additional or other insurance on the life of the Shareholders.

6.   NETSELECT COVENANTS

     6.1  Terminating Covenants.  During the period from the Effective Date
          ---------------------
until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, NetSelect covenants and agrees as follows:

          (a)  NetSelect Financial Information.  No later than one business day
               -------------------------------
before the Closing, NetSelect will make available for inspection by MSS and the Shareholders true and complete copies of the NetSelect Financial Information.

          (b) Advice of Changes.  NetSelect will use all reasonable efforts to
              -----------------
promptly advise MSS in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of NetSelect contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NetSelect's business, results of operations or financial condition.

          (c) Regulatory Approvals.  NetSelect will execute and file, or join in
              --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state or local, which may be reasonably required, in connection with the consummation by NetSelect of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. NetSelect will use its best efforts to obtain all such authorizations, approvals and consents.

          (d) Satisfaction of Conditions Precedent.  NetSelect will use its best
              ------------------------------------
efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and NetSelect will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          (e) Securities Laws.  NetSelect shall take such steps as may be
              ---------------
necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger, with the cooperation and assistance of MSS and the Shareholders.

     6.2  Continuing Covenants.
          --------------------

          (a)  [Reserved].

          (b) Employee Benefits.  As soon as practicable after the Effective
              -----------------
Date, NetSelect and MSS shall confer and work in good faith to agree upon a plan under which MSS employees will be covered either by (a) NetSelect's employee benefits plans or (b) MSS' employee benefit plans, with such decision to be made no later than six (6) months following the Closing, in a manner that results in minimal disruption to the continuing operations of MSS, and minimal cost to NetSelect.

     6.3  Advice of Changes. NetSelect shall use all reasonable efforts to
          -----------------
promptly advise MSS and the Shareholders in writing (a) of any event occurring after the Effective Date and before the Closing or termination of this Agreement that would render any representation or warranty of NetSelect contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any event that NetSelect believes will have a Material Adverse Effect on NetSelect.

     6.4  Satisfaction of Conditions Precedent.  NetSelect, and its officers,
          ------------------------------------
and directors will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent to NetSelect's obligation to consummate the transactions contemplated hereby which are set forth in Section 8, and NetSelect, its officers and directors, will use their respective reasonable best efforts to cause the transactions contemplated by this agreement to be consummated.

     6.5  Future Funding of NNH.  Immediately after the Closing Date, NetSelect
          ----------------------
and/or one or more of its subsidiaries shall provide at least $653,240 to NNH for use for the immediate payment of the "Long Term Debt" and "Other Disbursements" as is listed on the attached Exhibit 6.5. On or before August 1, 1998, NetSelect and/or one or more of its subsidiaries shall provide an additional $250,000 to fund the future growth of NNH and thereafter up to an additional $250,000 as required to fund the growth of the business.

7.  CLOSING MATTERS

     7.1  Filing of Agreement of Merger.  On the date of the Closing, but not
          -----------------------------
prior to the Closing, the Agreement of Merger shall be filed with the offices of the Secretary of State of the States of Delaware and Texas and the merger of MSS with and into NNH shall be consummated.

     7.2  Exchange of Certificates. Promptly after the Effective Time of the
          ------------------------
Merger, NetSelect shall make available for exchange in accordance with the Merger Agreement the shares of NetSelect Preferred Stock issuable pursuant to the Merger Agreement, in exchange for the outstanding shares of MSS Stock. Upon surrender of a Certificate for cancellation together with a customary letter of transmittal reasonably satisfactory to NetSelect, duly executed, the holder of such Certificate shall be entitled to receive the number of shares of NetSelect Preferred Stock to which such holder is entitled pursuant to this Agreement and the Merger Agreement. The Certificate so surrendered shall immediately be canceled. Until surrendered as contemplated by this Section 7.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of NetSelect Preferred Stock as provided by this Section 7.2 and by Delaware Law.

8.   CONDITIONS TO OBLIGATIONS OF MSS AND THE SHAREHOLDERS

     The obligations of MSS and the Shareholders to consummate the Merger are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by MSS and the Shareholders in their sole discretion, but only in a writing signed by MSS and the Shareholders):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of NetSelect and NNH set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and MSS shall have received a certificate to such effect executed by the Chief Executive Officer or President of NetSelect and NNH.

     8.2  Covenants.  NetSelect and NNH shall have performed and complied in all
          ---------
material respects with all of its covenants contained in Section 6 on or before the Closing, and MSS shall have received a certificate to such effect signed by the Chief Executive Officer or President of NetSelect and NNH.

     8.3  Compliance with Law; No Legal Restraints.  There shall not be
          ----------------------------------------
outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by MSS, its officers or directors or the Shareholders), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on) the Merger or any other transaction contemplated by this Agreement.

     8.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable U.S. securities and corporations laws.

     8.5  Opinion of NetSelect and NNH's Counsel.  MSS shall have received from
          --------------------------------------
counsel to NetSelect and NNH, an opinion substantially in the form of Exhibit
                                                                      -------
8.5.
---

     8.6  Documents.  NetSelect, and NNH to the extent required, shall have
          ---------
executed and delivered to MSS and/or the Shareholders, as applicable, the NetSelect Ancillary Agreements. MSS shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by MSS' legal counsel for MSS to lawfully consummate the transactions contemplated hereby.

     8.7  No Litigation.  No litigation or proceeding (other than any litigation
          -------------
or proceeding initiated by MSS, any member of its Board of Directors, any employee of MSS or the Shareholders) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on NetSelect or NNH.

     8.8  No Material Adverse Change.  There shall not have been any Material
          --------------------------
Adverse Effect in the financial condition, properties, assets, liabilities, business, results of operations, operations or prospects of NetSelect and NNH, taken as a whole.

     8.9  Satisfactory Form of Legal Matters.  The form, scope and substance of
          ----------------------------------
all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to MSS' counsel.

     8.10  Ancillary Agreements.  NetSelect, and NNH to the extent required,
           --------------------
shall have delivered to MSS and the Shareholders fully executed copies of each NetSelect Ancillary Agreement (including, without limitation, the Employment Agreements described in Exhibits 9.8A, 9.8B and 9.8C).
                        -------------- ----     ----

     8.11  Stockholders Agreement.  Each of the Shareholders shall have become
           ----------------------
parties to the Stockholders Agreement.

9.   CONDITIONS TO OBLIGATIONS OF NETSELECT

     The obligations of NetSelect hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by NetSelect in its sole discretion, but only in a writing signed by NetSelect):

     9.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of MSS and the Shareholders set forth in Section 3 (as qualified by the MSS Schedule of Exceptions) shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and NetSelect shall have received certificates to such effect executed by MSS' President and by the Shareholders.

     9.2  Covenants.  MSS and the Shareholders shall have performed and complied
          ---------
in all material respects with all of their respective covenants contained in
Section 5 on or before the Closing, and NetSelect shall have received certificates to such effect signed by MSS' President and by the Shareholders.

     9.3  Compliance with Law; No Legal Restraints.  There shall not be
          ----------------------------------------
outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by NetSelect or its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Merger or any other transaction contemplated by this Agreement; (ii) NetSelect's payment for, or acquisition or purchase of, some or all of the shares of MSS Stock or any material part of the assets of MSS; (iii) the ownership or operation by NetSelect or MSS of all or any material portion of the business or assets of MSS, including (but not limited to) MSS' Intellectual Property Rights; or (iv) NetSelect's ability to exercise full rights of ownership with respect to MSS, and its respective assets and shares, including but not limited to restrictions on NetSelect's ability to vote all the shares of MSS.

     9.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits or authorizations from, and there shall have been taken such other action, as may be required to lawfully consummate the Merger by, any governmental or regulatory authority having jurisdiction over any of the parties and/or the actions herein proposed to be taken, including but not limited to requirements under applicable U.S. and foreign securities and corporate laws.

     9.5  Opinion of MSS' Counsel.  NetSelect shall have received from counsel
          -----------------------
to MSS, an opinion in substantially the form of Exhibit 9.5.
                                                -----------

     9.6  Documents and Consents.  MSS and the Shareholders shall have executed
          ----------------------
and delivered to NetSelect all the MSS Ancillary Agreements and all the Shareholder Ancillary Agreements, as applicable. The Shareholders shall have delivered to NetSelect MSS Certificates representing the MSS Stock together with the other deliverables specified in Section 2.1 hereof. NetSelect shall have received (or waived receipt of) duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the MSS Schedule of Exceptions or reasonably deemed necessary by NetSelect's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of MSS and the preservation of MSS' IP Rights and other assets and properties and for NetSelect to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to NetSelect, except for such thereof (if any) as NetSelect and MSS shall have agreed in writing need not be obtained.

     9.7  No Litigation.  No litigation or proceeding shall be threatened or
          -------------
pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on the present or future operations or financial condition of MSS or NetSelect or which asserts that MSS' or NetSelect's or the Shareholders' negotiations regarding this Agreement, NetSelect's or MSS' or the Shareholders' entering into this Agreement or MSS' or NetSelect's or the Shareholders' consummation of the Merger or other transactions contemplated hereby, breaches or violates any law, rule, order or judgment, or any agreement or commitment of MSS or the Shareholders or constitutes tortious conduct on the part of NetSelect, MSS or the Shareholders.

     9.8  Employment Agreements.  NetSelect shall have received from the
          ---------------------
Shareholders a fully executed copy of an Employment Agreement in the forms of
Exhibit 9.8A and Exhibit 9.8B and Exhibit 9.8C, respectively.
------------     ------------     ------------

     9.9   No Material Adverse Effect.  There shall not have been any Material
           --------------------------
Adverse Effect as to MSS.

     9.10  Satisfactory Form of Legal and Accounting Matters.  The form, scope
           -------------------------------------------------
and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to NetSelect's counsel and independent public accountants.

     9.11  Closing Indebtedness.  Each person entitled to receive payments of
           --------------------
Closing Indebtedness shall have executed and delivered to NetSelect and MSS instruments in form and substance reasonably satisfactory to counsel for MSS and NetSelect, evidencing receipt of full payment for the Closing Indebtedness owed to such person.

     9.12  Form of Licensee Agreement.  The form of the Licensee Agreement for
           --------------------------
the sale of Internet products by existing MSS Licensees shall have been mutually agreed upon by NetSelect and MSS.

     9.13  Stockholders Agreement.  Each of the Shareholders shall have become
           ----------------------
parties to the Stockholders Agreement.

     9.14  Purchase of Capital Stock of Newhouse.  The Shareholders shall
           -------------------------------------
acquire all outstanding securities of Newhouse that they did not already hold as of the date of this Agreement.

     9.15  Stockholder Approval.  NetSelect shall obtain the approval of its
           --------------------
stockholders of the Certificate of Designation attached as Exhibit 9.15 hereto.
                                                           ------------

     9.16  Consents Obtained.  MSS shall have obtained consents for the
           -----------------
assignment of the agreements listed on Exhibit 9.16 hereto in a form approved by
                                       ------------
NetSelect or its counsel.

10.  TERMINATION OF AGREEMENT

     10.1  Prior to or at the Closing.
           --------------------------

           10.1.1 This Agreement may be terminated at any time prior to or at the Closing by the mutual written consent of NetSelect and MSS, approved by their respective Boards of Directors.

           10.1.2 MSS and/or the Shareholders may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of NetSelect in Section 4 of this Agreement were incorrect, untrue or false in any material respect as of the Effective Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or NetSelect has materially breached any of its covenants under Section 6 of this Agreement, and NetSelect has not cured such breach prior to the Closing.

           10.1.3 NetSelect may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of MSS and/or the Shareholders in Section 3 of this Agreement were incorrect, untrue or false in any material respect as of the Effective Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or MSS and/or the Shareholders have materially breached any of their respective covenants under
Section 5 of this Agreement, and MSS and/or the Shareholders have not cured such breach prior to the Closing.

     Any termination of this Agreement under this Section 10 will be effective by the delivery by certified mail of notice of the terminating party to the other party hereto.

     10.2  No Liability for Proper Termination.  Any termination of this
           -----------------------------------
Agreement in accordance with this Section 10 will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers, other than the obligations provided in the Confidentiality Agreement; provided, however, that nothing herein will limit the
                           --------  -------
obligation of MSS, the Shareholders, NetSelect or NNH for any willful breach hereof or failure to use their best efforts to cause the Merger to be consummated, as set forth in Sections 5.9 and 6.1(c) hereof, respectively. In the event of the termination of this Agreement pursuant to this Section 10, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

     10.3  Automatic Termination.  This Agreement shall terminate unless a
           ---------------------
closing occurs on or before the Closing Date; provided that, in any event, the Closing Date may be extended by written instrument signed and executed by all parties hereto.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     11.1  Survival of Representations.  All representations, warranties and
           ---------------------------
covenants of MSS and the Shareholders, and NetSelect, contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of NetSelect, until that date which is the earlier of (i) the termination of this Agreement or (ii) the expiration of the applicable statute of limitations (including extensions) for those matters set forth in Sections 3.6, 3.12, and 3.13 and the expiration of two (2) years after the Closing as to all other representations, warranties and covenants of MSS and the Shareholders, and NetSelect ("Release Date").

     11.2  Agreement to Indemnify.
           ----------------------

          (a) Subject to the limitations set forth in Section 11.3 below, the Shareholders agree to indemnify and hold harmless NetSelect and its officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control NetSelect within the meaning of the 1933 Act (such persons, together with persons entitled to indemnity under paragraph (b) below, as applicable in context, referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and reasonable expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by MSS and/or the Shareholders in this Agreement or in the MSS Schedule of Exceptions or in any certificate delivered by or on behalf of MSS pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date) or
(ii) the facts described in the third paragraph of the MSS Schedule of Exceptions ("Exceptions to Section 3.10") or the fourth paragraph of the MSS
             --------------------------
Schedule of Exceptions ("Exceptions to Section 3.17"). Any claim of indemnity
                         --------------------------
made by an Indemnified Person under this Section 11.2 must be asserted no later than the Release Date.

          (b) NetSelect agrees to indemnify and hold harmless the Shareholders from and against any and all Damages incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by NetSelect in this Agreement or in any certificate delivered by or on behalf of NetSelect pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date), provided, however, that no payment pursuant to this Section 11.2(b) shall be made without the prior written consent of each of the Shareholders if such payment could result in the failure of the Merger and the transactions contemplated hereby to constitute a tax-free Reorganization under the provisions of 368(a) of the Code.

     11.3  Limitation.
           ----------

          (a) Except as provided herein, the Shareholders' indemnification liability under Section 11.2 shall be limited to the aggregate amount of consideration paid or payable (and issued or issuable) to the Shareholders hereunder (including any Shareholder Ancillary Agreement) (the "Cap"), and such amounts shall be the exclusive remedies of NetSelect and the other Indemnified Persons under this Agreement or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section) against the Shareholders for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by MSS or the Shareholders in this Agreement or in any certificate, document or instrument delivered by or on behalf of MSS pursuant hereto, the facts described in the third paragraph of the MSS Schedule of Exceptions or in any cause of action based thereon (subject to the exception in the last sentence of this Section). No Damages may be recovered, however, until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification against the Shareholders (i) pursuant to Section 11.2(a)(ii) exceeds a cumulative aggregate of Thirty Seven Thousand Five Hundred Dollars ($37,500) hereunder or (ii) exceeds a cumulative aggregate of Seventy Five Thousand Dollars ($75,000) from any Damages arising for any other reason (the "Basket"), in which case the Shareholders shall be liable to indemnify the Indemnified Persons for only Damages in excess of the Basket. The limitations on the indemnification obligations set forth in this Section shall not be applicable to Misconduct
                                            ---
Damages (as defined below). As used herein, "Misconduct Damages" means Damages resulting from fraudulent conduct of MSS or the Shareholders.

          (b) Notwithstanding anything else herein to the contrary, a party may withhold or set off against any amounts otherwise due from another party any amount as to which such party is obligated to such withholding party under this Agreement, or under any NetSelect Ancillary Agreement, MSS Ancillary Agreement or Shareholder Ancillary Agreement.

     11.4  Notice.  Promptly after an Indemnified Person becomes aware of the
           ------
existence of any claim by an Indemnified Person for indemnity from an Indemnitor based on any action, suit or proceeding commenced by a third party, the Indemnified Person will notify the Indemnitor of such potential claim (in the case of third party claims, such notice shall in any event be given within twenty (20) days of filing or assertion of any claim against the person claiming indemnification, stating the nature and basis of such claim) and will, to the extent that it can reasonably do so without materially impairing its ability to adequately defend and respond to any such claim, permit the Indemnitor the option to assume the defense of such claim. The Indemnified Person will cooperate with the Indemnitor in obtaining copies of any records or other information which is relevant to the defense of such claim. Delay in giving such notice shall not affect any rights or remedies of an Indemnified Person or the Indemnitor hereunder with respect to indemnification for Damages unless such delay renders the Indemnified Person or the Indemnitor unable to defend the claim. If the Indemnitor shall assume the defense of a claim, it shall promptly notify the other parties that it has elected to assume such defense, and shall have the right and obligation (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the indemnified person, (ii) to take all other required steps or proceedings to settle or defend any such claims and (iii) to employ counsel reasonably satisfactory to the Indemnified Person to contest any such claim or liability in the name of the Indemnified Person or otherwise. If and only if the Indemnitor shall not assume the defense of any such claim, the Indemnified Person may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnified Person may settle such claim or litigation on such terms as it may deem appropriate. In addition to the foregoing, the Indemnified Person shall have the right to participate (at its own expense and with counsel of its choice) in the defense, compromise or settlement of the action, suit, proceeding, claim or demand. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnified Person, the Indemnified Person shall not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. If the Indemnitor shall fail to promptly and adequately defend any such action, suit, proceeding, claim or demand, or if the Indemnified Person has been advised by counsel that there may be additional or different defenses available to the Indemnified Person or that a conflict of interest may exist between Indemnitor and the Indemnified Person, then the Indemnified Person may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as the Indemnified Person gives Indemnitor at least ten (10) days notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if the Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of any resulting Damages, with the attorney's fees and expenses of counsel to the Indemnified Person to be paid by the Indemnitor.

     11.5  Further Procedures.  (a)  If an Indemnified Person intends to assert
           ------------------
a claim for indemnification, it must first notify the Indemnitor in writing. If the Indemnitor disputes the claim, it shall deliver a notice of dispute within 30 days of the date on which the Indemnified Person's notice was delivered, and the dispute ("Dispute") shall be resolved by binding arbitration in Los Angeles, California, under the commercial arbitration rules of the American Arbitration Association ("AAA") (subject to the provisions set forth below) (and, if AAA is unable or unwilling to resolve the Dispute as provided below, then under the auspices of Judicial Arbitration and Mediation Services, Inc.). Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that could be available in any judicial proceeding instituted to resolve a Dispute. The parties shall use their best efforts to select an arbitrator within 30 days and to resolve the Dispute within 60 days. Notwithstanding anything expressed or implied to the contrary in this Section 11.5 or elsewhere in this Agreement, any extraordinary relief requiring immediate action, such as injunctive relief or attachment may be sought form a court of competent jurisdiction having jurisdiction over the parties and the subject matter thereof, and such a court of competent jurisdiction shall have the power, authority and jurisdiction to grant such extraordinary relief as may be necessary under the circumstances to maintain the status quo or otherwise protect against dissipation or waste.

          (b) Each party shall select one arbitrator, and the two arbitrators so selected shall appoint the third arbitrator. The parties shall each pay one-half of the costs of the arbitrators. The arbitrators shall be compensated at a rate to be determined by the parties or by AAA, but based upon reasonable hourly or daily consulting rates for the arbitrators in the event the parties are not able to agree upon rates of compensation.

          (c) Shareholders and NetSelect will each pay 50% of the initial compensation to be paid to the arbitrators in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings. The parties shall pay their own attorneys' fees and costs.

          (d) For any Dispute submitted to arbitration, the burden of proof will be as it could be if the claim were litigated in a judicial proceeding.

          (e) Upon the conclusion of any arbitration proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

          (f) The arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

12.  [Reserved]

13.  MISCELLANEOUS

     13.1  Governing Law; Consent to Jurisdiction.  The laws of the State of
           --------------------------------------
California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Each party to this Agreement hereby consents to exclusive personal jurisdiction and venue of the federal and state courts for Los Angeles, California, and agrees that service of process in any such action may be made in the manner provided in this Agreement for the delivery of notices.

     13.2  Assignment; Binding Upon Successors and Assigns.  Neither party
           -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except that NetSelect may assign its respective rights and/or obligations to any wholly-owned subsidiary of NetSelect; and except that after the Closing, NetSelect may assign its rights and obligations hereunder without the prior written consent of MSS or the Shareholders in connection with a merger, consolidation or sale of all or substantially all of NetSelect's assets, provided that the acquiring or surviving corporation agrees to assume all of NetSelect's obligations under this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     13.3  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

     13.5  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     13.6  Amendment and Waivers.  Any term or provision of this Agreement may
           ---------------------
be amended prior to the Closing by the written consent of NetSelect, MSS and the Shareholders, and, after the Closing by NetSelect and the Shareholders (or their successors in interest). The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. In addition, at any time prior to the Closing, the Shareholders and each of MSS and NetSelect (by action taken by its respective Board of Directors) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

     13.7  Expenses.  Each party will bear its respective expenses and legal
           --------
fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that the Shareholders shall pay all of the expenses
        --------  -------
and legal, accounting and other fees incurred by MSS with respect to this Agreement and transactions contemplated hereby.

     13.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this Section:

          (i)  If to NetSelect or NNH:

               NetSelect, Inc.
               5655 Lindero Canyon Road, Suite 120
               Westlake Village, CA  91362
               Attention:  Stuart Wolff, Chairman and Chief Executive Officer

          with a copy to:

               Mark Stevens, Esq.
               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA  94306
               Fax Number:  (650) 494-1417

          (ii) If to MSS:

               MultiSearch Systems, Inc.
               17120 North Dallas Parkway, Suite 175
               Dallas, TX 75248
               Attention:  Fred White, President
               Fax Number:  (800) 600-3903


          with a copy to:

               Ronald G. Houdyshell
               Ford, Ferraro, Fritz, Byrne, Rhea & Head, L.L.P.
               98 San Jacinto Blvd., Suite 2000
               Austin, Texas 78701-4286
               Fax Number:  (512) 477-5267

          (iii) If to the Shareholders:

               Fred White
               17120 North Dallas Parkway, Suit 175
               Dallas, Texas 75248
               Fax Number:  (800) 600-3903

               Trey White
               17120 North Dallas Parkway, Suite 175
               Dallas, Texas  75248
               Fax Number:  (800) 600-3903
          with a copy to:

               Ronald G. Houdyshell
               Ford, Ferraro, Fritz, Byrne, Rhea & Head, L.L.P.
               98 San Jacinto Blvd., Suite 2000
               Austin, Texas 78701-4286
               Fax Number: (512) 477-5267

     13.10  Construction of Agreement.  This Agreement has been negotiated by
            -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     13.11  No Joint Venture.  Nothing contained in this Agreement will be
            ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other party and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     13.14  Confidentiality.  MSS, the Shareholders, and NetSelect each confirm
            ---------------
that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that NetSelect will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     13.15  Entire Agreement.  This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     13.16  Withholding.  All amounts payable to the Shareholders hereunder
            -----------
shall be reduced by all federal, state, local and other withholding, employment and similar taxes and payments on such amounts (e.g., if required, social security, Medicare, Medicaid, etc.) that NetSelect determines in good faith are required by applicable law. In connection herewith, the parties acknowledge that payments and deliveries to the Shareholders pursuant to Section 2 of this Agreement are intended as consideration in exchange for the transfer of the MSS Stock. The parties agree to report the transactions contemplated under this Agreement consistent with that understanding and will not take an inconsistent position in connection therewith in connection with any tax filing or reporting.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NETSELECT, INC.                               MULTISEARCH SYSTEMS, INC.
a Delaware corporation                        a Texas corporation



By: /s/ Stuart Wolff                          By: /s/ Fred White
   -----------------------------------           -------------------------------
   Stuart Wolff                                   Fred White, President
   Chairman and Chief Executive Officer


NATIONAL NEW HOMES CO, INC.                   SHAREHOLDERS
a Delaware corporation
                                              FRED WHITE


By: /s/ Stuart Wolff                          /s/ Fred White
   ----------------------------------         ----------------------------------
   Stuart Wolff                                 Fred White, individually
   Chairman and Chief Executive Officer

                                              R. FRED WHITE III (TREY)

                                              /s/ R. Fred White III
                                              ----------------------------------
                                              R. Fred White III, individually



           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

Schedule A
----------


                          Allocation of Consideration

Shareholder       Stock Allocation      Cash Allocation      Note Allocation
-----------       ----------------      ---------------      ---------------

Fred White              50.0%               70.9%                 70.9%
Trey White              50.0%               29.1%                 29.1%